                                                                   Exhibits 3(b)


                                     BY-LAWS

                                       of

                                HUNT CORPORATION

                          (A Pennsylvania Corporation)


                       Section 1. MEETINGS OF SHAREHOLDERS

         Section 1.01. Place of Meeting. Meetings of shareholders of the Corporation shall be held at such place within the Commonwealth of Pennsylvania or elsewhere, as may be fixed by the Board of Directors. If no place is so fixed, they shall be held at the then principal office of the Corporation.

         Section 1.02. Annual Meeting. The annual meeting of shareholders, for the election of such number of directors as are to be elected at such meeting in accordance with the Corporation's Articles of Incorporation and By-Laws and the transaction of any other business as may properly be brought before the meeting, shall be held, unless the Board of Directors shall fix some other hour or date therefor, at 10:00 o'clock A.M. on the third Wednesday in April in each year, if not a legal holiday under the laws of Pennsylvania, and, if a legal holiday, then on the next succeeding secular day not a legal holiday under the laws of Pennsylvania. If for any reason such meeting is not held at the time fixed therefor, such election may be held at a subsequent meeting called for that purpose.

         Section 1.03. Special Meetings. Except as otherwise required by law, special meetings of shareholders may only be called by or at the direction of the Board of Directors, the Chairman of the Board or the President of the Corporation. The only substantive business to be conducted at a special meeting of shareholders shall be that set forth in the notice of such meeting.

         Section 1.04. Notice of Meetings. Except as otherwise provided in
Section 1707 of the Pennsylvania Business Corporation Law of 1988, as amended, notice of every meeting of shareholders shall be given in any manner permitted by law at the direction of the Secretary of the Corporation, or of such other person as is authorized by the Board of Directors, to each shareholder of record entitled to receipt thereof at least 10 calendar days prior to the day named for the meeting, unless a greater period of notice is required by law in a particular case.

         Section 1.05. Notice of Shareholder Nominations and Proposals.

         (a) Annual Meetings of Shareholders:

               (1) Nominations of persons for election as directors of the Corporation and the proposal of matters to be considered and voted on by the shareholders at an annual meeting may be made only: (i) by or at the direction of the Board of Directors, or (ii) by any shareholder of the Corporation who was a shareholder of record at the time of giving the shareholder notice required by this Section 1.05 and who will be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section.

               (2) For nominations or other proposals to be properly brought before an annual meeting by a shareholder pursuant to paragraph (a) (1) of this Section 1.05, the shareholder must have given timely notice thereof (including the information required hereby) in writing to the Secretary of the Corporation at the principal executive offices of the Corporation, and any such proposal must otherwise be a proper matter for shareholder action. To be timely given, a shareholder's notice must be received at the principal executive offices of the Corporation not later than the close of the business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day, prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the current year's annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the shareholder to be timely given must be so received not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. Notwithstanding the foregoing, for purposes of determining whether a shareholder's notice shall have been timely given with respect to the annual meeting of shareholders in 2001 only, a shareholder's notice must have been so received by the Corporation not later than the close of business on the 15th calendar day following the calendar day on which the public announcement (as defined below) of the Corporation's adoption of the notice provisions of this Section 1.05 is first made by the Corporation. The public announcement of an adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder's notice of a nomination or proposed action as described above. Such shareholder's notice shall set forth:
         (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person as is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or any successor provision of law), including such person's written consent to being named as a nominee and to serving as a director if elected: (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of any of such shareholder's affiliates (as defined below) and of any person who is the beneficial owner (as defined below), if any, of such stock; and (iii) as to the shareholder giving the notice and each beneficial owner, if any, of such stock, the name and address of such shareholder, as they appear on the Corporation's stock ownership records, and the name and address of each beneficial owner of such stock and the class and number of shares of capital stock of the Corporation which are owned of record or beneficially by each such person.

         (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting under Section 1.04. Nominations of persons for election to the Board of Directors at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting may be made only: (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a shareholder of the Corporation who is a shareholder of record at the time of giving the shareholder notice required by this Section 1.05 and who will be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section. If the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, for nominations to be properly brought before the special meeting by a shareholder pursuant to this paragraph, the shareholder must give notice thereof to the Secretary of the Corporation in the same manner and containing the same information as is required by paragraph (a)(2) of this Section 1.05 in the case of a nomination to be made by a shareholder at an annual meeting not earlier that the close of the business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of an adjournment of a special meeting shall not commence a new time period for the giving of a shareholder's notice of a nomination as described above.

         (c) General

               (1) Only such persons as are nominated in accordance with the provisions of this Section 1.05 shall be eligible to serve as directors of the Corporation and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the provisions of this Section. Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the provisions of this Section 1.05 and, if any proposed nomination or business is so determined not to be so in accordance with this Section, to declare that such defective nomination or proposal shall be disregarded.

               (2) For purposes of this Section 1.05, the terms: (i) "affiliate" and "beneficially owns" (and variations thereof) shall have the same meanings as when used in Section 13(d) of the Exchange Act and Regulation 13D-G thereunder (or any successor provision of law); and
         (ii) "public announcement" shall mean disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act.

               (3) Notwithstanding the foregoing provisions of this Section 1.05: (i) a shareholder also shall be required to comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section, and nothing contained herein shall constitute a waiver by the Corporation or any shareholder of compliance therewith, and (ii) nothing in this Section shall be deemed to affect any rights: (A) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law) or (B) of the holders of any series of outstanding preferred stock, if any, to elect directors in accordance with the applicable terms of such preferred stock.

         Section 1.06. Organization. At every meeting of shareholders, the Chairman of the Board, or in the absence of the Chairman, a person chosen by the Board of Directors, shall act as chairman of the meeting; and the Secretary of the Corporation, or in the absence of the Secretary, a person appointed by the chairman of the meeting, shall act as secretary of the meeting. The order of and the rules for conducting business at all meetings of the shareholders shall be determined by the chairman of the meeting.

         Section 1.07. Voting. Except as otherwise specified herein or in the Corporation's Articles of Incorporation or required by law, whenever any corporate action is to be taken by vote by shareholders, it shall be authorized by a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving a majority of the votes cast by the shareholders entitled to vote as a class. In each election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

                              Section 2. DIRECTORS

         Section 2.01. Number of Directors. The number of directors of the Corporation shall be eleven until the date of the 2001 annual meeting, at which point the number of directors of the Corporation shall be reduced to ten.

         Section 2.02. Resignations. Any director may resign at any time by giving written notice to the Board of Directors, directed to the Chairman of the Board, the Vice Chairman, the President, or to the Secretary. Such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 2.03. Annual Meeting. Immediately after each annual election of directors, the Board of Directors shall meet for the purpose of organization, election of officers, and the transaction of other business, at the place where such election of directors was held. Notice of such meeting need not be given. In the absence of a quorum at said meeting, the same may be held at any other time and place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

         Section 2.04. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as shall be designated from time to time by standing resolution of the Board. Notice of such meetings need not be given. If the date fixed for any such regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding secular day not a legal holiday under the laws of said State, or at such other time as may be determined by resolution of the Board. At such meetings the directors may transact such business as may be brought before the meeting.

         Section 2.05. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Vice Chairman, the President, a Vice President, or by two or more of the directors, and shall be held at such time and place as shall be designated in the call for the meeting. Written notice of each special meeting shall be given, by or at the direction of the person or persons authorized to call such meeting, to each director, at least three days prior to the date named for the meeting.

         Section 2.06. Organization. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board, if there be one and he is present, and, if not, by the Vice Chairman, if there be one and he is present, and if not by the President if there be one and he is present. In the absence of the Chairman, the Vice Chairman and the President, the meeting shall be presided over by a chairman chosen by a majority of the directors present. The Secretary, or in his absence, a person appointed by the presiding chairman, shall act as secretary of the meeting.

         Section 2.07. Participation in Meetings. One or more directors may participate in a meeting of the Board or a committee of the Board by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

         Section 2.08. Compensation of Directors. Directors shall be entitled to receive such compensation, if any, as may be fixed, from time to time, by the Board of Directors. Directors may also be reimbursed by the Corporation for such reasonable expenses incurred in attending meetings of the Board, or any Committee thereof of which they are members, or otherwise incurred in the performance of their duties as directors, in accordance with such policies as the Board, from time to time, may establish.

                              Section 3. COMMITTEES

         Section 3.01. Executive Committee. If an Executive Committee or one or more other committees is or are designated by the Board of Directors to exercise the authority of the Board in the management of the Corporation, such committee(s) shall keep regular minutes of its or their proceedings and report the same to the Board at each regular meeting.

         Section 3.02. Other Committees. The Board of Directors may, at any time and from time to time, appoint such standing committees and/or special committees, consisting of directors or others, to perform such duties and make such investigations and reports as the Board shall by resolution determine. Such committees shall determine their own organization and times and places of meeting, unless otherwise directed by such resolution.

                              Section 4.l OFFICERS

         Section 4.01. Section 4.01. Number, Qualifications and Designation. The officers of the Corporation shall be a President, a Secretary and a Treasurer, and may include one or more Vice Presidents (including Executive and Senior Vice Presidents), and also such other officers as may be elected in accordance with the provisions of Section 4.02 herein. One person may hold more than one office. Officers shall be natural persons of full age.

         Section 4.02. Other Officers and Agents. The Board, from time to time, may elect such other officers and appoint such other agents as it deems necessary, which officers and agents shall serve for such terms and shall exercise such powers and perform such duties as are provided in these By-Laws, or as the Board, from time to time, may determine. The Board also may delegate to any officer and to the Chairman of the Board and Vice Chairman if there be one, the power to elect subordinate officers and to retain or appoint other agents and prescribe the authority and duties of such subordinate officers or other agents.

         Section 4.03. Election and Term of Office. The officers of the Corporation, except those elected by delegated authority pursuant to Section
4.02 herein, shall be elected by the Board of Directors at its annual meeting, but the Board may elect officers of fill vacancies among the officers at any other meeting. Subject to earlier termination of office, each officer shall hold office for one year and until his successor shall have been elected and qualified.

         Section 4.04. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, directed to the Chairman of the Board, the Vice Chairman, the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4.05. The Chairman of the Board. The Chairman of the Board, if there be one, shall preside at the meetings of the Board and also shall perform such other duties as may be specified by these By-Laws or as from time to time may be assigned to him by the Board.

         Section 4.06. The Vice Chairman. The Vice Chairman, if there be one, shall preside at meetings of the Board in the absence of the Chairman and shall also perform such other duties as may be specified by these By-Laws or as from time to time may be assigned to him by the Board or the Chairman.

         Section 4.07. The President. The President shall be the chief executive officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject, however, to the control of the Board of Directors. The President shall execute and deliver in the name of the Corporation, deeds, mortgages, bonds, contracts, and other instruments specifically or generally authorized by the Board, except in cases where the execution and delivery thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation. He shall preside at meetings of the Board in the absence of the Chairman and Vice Chairman and, in general, he shall perform all duties incident to the office of President and such other duties as may be specified by these By-Laws or as from time to time may be assigned to him by the Board, the Chairman, or the Vice Chairman.

         Section 4.08. The Vice Presidents. In the absence or disability of the President or when so directed by the Chairman, the Vice Chairman or the President, any Vice President (except those elected by delegated authority pursuant to Section 4.02 herein) may perform all the duties of the President, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents also shall perform such other duties as from time to time may be assigned to them by the Board, the Chairman, the Vice Chairman or the President.

         Section 4.09. The Secretary. The Secretary, or any Assistant Secretary, shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the Board of Directors in a book or books to be kept for that purpose; he shall see that notices of meetings of the Board and shareholders are given and that all records and reports are properly kept and filed by the Corporation as required by law; he shall be the custodian of the seal of the Corporation and shall see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, he shall perform such duties incident to the office of Secretary and such other duties as may be specified by these By-Laws or as from time to time may be assigned to him by the Board, the Chairman, the Vice Chairman or the President.

         Section 4.10. The Treasurer. The Treasurer, or an Assistant Treasurer, shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of its funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts and warrants in its name and on its behalf and to give full discharge for the same; he shall deposit all funds of the Corporation, except such as may be required for current use, in such banks or other places of deposit as the Board may from time to time designate; and, in general, he shall perform such other duties incident to the office of Treasurer and such other duties as may be specified by these By-Laws or as from time to time may be assigned to him by the Board, the Chairman, the Vice Chairman or the President.

         Section 4.11. Compensation of Officers and Others. The compensation of all officers shall be fixed from time to time by the Board of Directors, or any committee or officer authorized by the Board so to do. No officer shall be precluded from receiving such compensation by reason of the fact that he is also a director of the Corporation.

         Additional compensation, fixed as above provided, may be paid to any officers or employees for any year or years, based upon the success of the operations of the Corporation during such year.

Section 5. LIMITATION OF LIABILITY OF DIRECTORS; INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

         Section 5.01. Limitation of Liability of Directors. A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director except to the extent that a director's liability for monetary damages may not be limited or avoided under the terms of the Directors' Liability Act, 42 Pa. C.S. 8361 et seq., as the same may be amended from time to time, or any applicable Pennsylvania statute thereafter enacted.

         Section 5.02. Indemnification. The Corporation shall indemnify any person who was or is a party (other than a party plaintiff suing in his own behalf or in the right of the Corporation) or is threatened to be made a party to or a subject of any threatened, pending or completed action, suit or proceeding (collectively, a "Proceeding"), including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person (an "Indemnified Person") is or was a director or officer of the Corporation, or is or was serving, while a director or officer of the Corporation, at the request of the Corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines, excise taxes, punitive damages and amounts paid in settlement (collectively, a "Liability") actually and reasonably incurred by such Indemnified Person in connection with such Proceeding, unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. If an Indemnified Person is entitled to indemnification in respect of a portion, but not all, of any Liability, the Corporation shall indemnify such person to the extent of such portion.

         Section 5.03. Advancement of Expenses. Expenses actually and reasonably incurred by an Indemnified Person in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding (regardless of the financial condition of such Indemnified Person) upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation.

         Section 5.04. Non-Exclusivity; Indemnification Agreements. The indemnification and advancement of expenses provided by this Section 5 shall not be deemed exclusive of any other rights to which persons seeking indemnification may be entitled under any statute, the Corporation's Articles of Incorporation, any insurance or other agreement, vote of shareholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office. Without limiting the generality of the foregoing, by action of the Board of Directors (notwithstanding the interest of its members in the transaction) the Corporation may enter into agreements with Indemnified Persons and others providing for indemnification of such persons by the Corporation either under the provisions of this Section 5 or otherwise, and, in the event of any conflict between the provisions of this Section 5 and the provisions of any such indemnification agreement, the provisions of such indemnification agreement shall prevail.

         Section 5.05. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these By-Laws or otherwise.

         Section 5.06. Security Fund. By action of the Board of Directors (notwithstanding the interest of its members in the transaction), the Corporation may create and fund a trust fund or fund of any nature, or otherwise secure or insure in any manner, its obligation to indemnify and advance expenses under the provisions of this Section 5 or otherwise.

         Section 5.07. Effect; Benefit; Modification. The obligations of the Corporation to indemnify and to advance expenses to an Indemnified Person under the provisions of this Section 5 shall be in the nature of a contract between the Corporation and each such Indemnified Person. Such obligations shall continue as to, and shall inure to the benefit of the heirs, executors and administrators of, an Indemnified Person who has ceased to hold the offices or positions provided in Section 5.02, with respect to any claim based upon an actual or alleged act or failure to act occurring prior to the time such person ceased to hold such office or position. No amendment or repeal of any provision of this Section 5, and no amendment or termination of any trust or other fund created pursuant to Section 5.06, shall alter, to the detriment of such Indemnified Person, the right of such person to indemnification or the advancement of expenses with respect to any claim based on an actual or alleged act or failure to act which took place prior to such amendment, repeal or termination.

         Section 5.08. Applicability. This Section 5 shall be effective as of January 27, 1987. Liability, indemnification and advancement of expenses for any action or failure to act occurring prior to January 27, 1987 shall be governed by applicable law and by Section 5 of these By-Laws as in effect at the time of the action or failure to act.

                              Section 6. AMENDMENTS

         Section 6.01. Any or all of the provisions of these By-Laws, whether contractual in nature or merely regulatory of the internal affairs of the Corporation, may be amended or repealed, except as otherwise provided in the Business Corporation Law or the Articles, (a) by a majority vote of the members of the Board of Directors, or (b) by vote of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon, in either case at any regular or special meeting duly convened after notice of such purpose to the directors or shareholders, as the case may be.

         No provision of these By-laws shall vest any property right in any shareholder.

                            Section 7. MISCELLANEOUS

         Section 7.01. Nonapplicability of Certain Laws. The following provisions of the Act of April 27, 1990 (No. 36) amending the Pennsylvania Business Corporation Law of 1988 and related statutes shall not be applicable to the Corporation: (1) subsections (d) through (f) of Section 511 (15 Pa. C.S.
section 511); (2) subsections (e) through (g) of Section 1721, (15 Pa. C.S.
section 1721); (3) Subchapter G of Chapter 25 (15 Pa. C.S. section 2561 through section 2567) (including Subchapters I (15 Pa. C.S. section 2581 through section
2583) and J (15 Pa. C.S. section 2585 through section 2588) which are dependent upon Subchapter G); and (4) Subchapter H of Chapter 25 (15 Pa. C.S. section 2571 through section 2575). This Section 7.01 shall be effective July 26, 1990.